UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2008

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

387 South 520 West, Suite 110, Lindon, Utah	84042
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Exchange Agreement

On December 12, 2008, Fonix Corporation (the “Company”), Fonix GS Acquisition Corporation, Inc. (“FGSA”), Southridge LLC (“Southridge”), G-Soft, Limited, a Hong Kong corporation (“G-Soft”), and all of the shareholders of G-Soft (the “Sellers”) entered into a First Amendment to the Exchange Agreement (the “Amendment”) dated as of June 27, 2008 (described in more detail below).  In the Amendment, the parties revised and restated Section 2.2 of the original agreement, relating to the purchase price, how it would be paid, providing for the escrow of preferred stock to be issued for the purchase price, and detailing the earn-out payments and methods of calculation.  The parties also amended and restated section 6.1 of the original agreement, relating to additional closing conditions, and section 8.2 of the original agreement relating to indemnification.

Additionally, the Sellers and Fonix entered into an Escrow Agreement with Adam L. Goldberg, whereby Mr. Goldberg agreed to act as escrow agent and hold the Series P Preferred Stock issued or issuable to the Sellers to purchase their interests in G-Soft.  The Escrow Agreement outlines Mr. Goldberg’s duties and obligations as Escrow Agent.

By way of background, in June 2008, the Company organized a subsidiary, FGSA.  The Company owns 100% of the issued and outstanding shares of FGSA, which was formed for the purpose of acquiring 80% of the issued and outstanding shares of Shanghai Gaozhi Software Systems Limited ("GaozhiSoft"), a Hong Kong software developer and solutions provider in 2G (second-generation) and 3G (third-generation) mobile networks in China and throughout the Asian Pacific region

As previously disclosed by the Company in a Current Report on Form 8-K, the Company and FGSA subsequently entered into an exchange agreement dated as of June 27, 2008 (the “Exchange Agreement”), with Southridge, G-Soft, and the Sellers.  G-Soft, through its wholly owned subsidiary, has the rights to acquire the outstanding ownership interests of GaoshiSoft based on a written agreement with all of the shareholders of GaozhiSoft. Pursuant to the Exchange Agreement, FGSA agreed to purchase 80% of the issued and outstanding shares of G-Soft from the Sellers, and Southridge agreed to purchase the remaining 20% of the issued and outstanding G-Soft shares, concurrent with G-Soft’s acquisition of all of the shares of GaozhiSoft.

The transaction for the purchase of the G-Soft shares had not closed as of the date of this Report.  The Company will provide additional disclosures when that transaction closes.

The foregoing summaries of the terms and conditions of the First Amendment to the Exchange Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment to the Exchange Agreement and the Escrow Agreement, attached as exhibits hereto and which are hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements

None

(b)	Exhibits

99.1	Form of First Amendment to the Exchange Agreement, dated as of December 12, 2008.
99.2	Escrow Agreement dated of December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: December 18, 2008

	By:	/s/ Roger D. Dudley
Roger D. Dudley
President and Chief Executive Officer(Principal Executive Officer)